Exhibit 23.3

Kreit & Chiu CPA LLP

200 Park Ave, 16th Floor, # 1014

New York, NY 10017

(949) 326-CPAS (2727)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 1 to Registration Statement on Form S-1 of Maison Solutions, Inc of our report dated May 4, 2023 on the financial statements of GF Supermarket of MP, Inc as of and for the year ended April 30, 2022 which appear in such registration statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Kreit & Chiu CPA LLP

Los Angeles, California

August 1, 2023